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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 3
TO
FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of
The Securities Exchange Act of 1934

Discovery Holding Company
(Exact name of registrant as specified in its charter)

Delaware	20-2471174
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (720) 875-4000

Securities to be registered pursuant to Section 12(b) of the Act:
 None

Securities to be registered pursuant to Section 12(g) of the Act:

Series A Common Stock, $0.01 par value
(Title of class)

Series A Preferred Share Purchase Rights
(Title of class)

Series B Common Stock, $0.01 par value
(Title of class)

Series B Preferred Share Purchase Rights
(Title of class)

Discovery Holding Company

        Our Information Statement is filed as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Item Caption	Location in Information Statement
1.	Business.	Summary; Risk Factors; Cautionary Statement Concerning Forward Looking Statements; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations; Description of Our Business and Certain Inter-Company Agreements
2.	Financial Information.	Summary; Risk Factors; Capitalization; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements
3.	Properties.	Description of Our Business—Properties
4.	Security Ownership of Certain Beneficial Owners and Management.	Management—Security Ownership of Certain Beneficial Owners; and —Security Ownership of Management
5.	Directors and Executive Officers.	Management
6.	Executive Compensation.	Management
7.	Certain Relationships and Related Transactions.	Summary; Risk Factors; Management and Certain Inter-Company Agreements
8.	Legal Proceedings.	Description of our Business—Legal Proceedings
9.	Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters.	Summary; The Spin Off; Risk Factors and Description of Our Capital Stock
10.	Recent Sales of Unregistered Securities.	Not Applicable
11.	Description of Registrant's Securities to be Registered.	Description of Our Capital Stock
12.	Indemnification of Directors and Officers.	Indemnification of Directors and Officers
13.	Financial Statements and Supplementary Data.	Summary; Selected Financial Data; Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements
14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.	Not Applicable

15.
Financial Statements and Exhibits

        (a)   Financial Statements: The following financial statements are included in the Information Statement and filed as part of this Registration Statement:

  LMC Discovery Group

    Unaudited Condensed Combined Balance Sheets as of March 31, 2005 and December 31, 2004

    Unaudited Condensed Combined Statements of Operations and Comprehensive Earnings for the three months ended March 31, 2005 and 2004

    Unaudited Condensed Combined Statement of Parent's Investment for the three months ended March 31, 2005

    Unaudited Condensed Combined Statements of Cash Flows for the three months ended March 31, 2005 and 2004

    Notes to Condensed Combined Financial Statements (unaudited)

    Report of Independent Registered Public Accounting Firm

    Combined Balance Sheets as of December 31, 2004 and 2003

    Combined Statements of Operations and Comprehensive Earnings (Loss) for the years ended December 31, 2004, 2003 and 2002

    Combined Statements of Parent's Investment for the years ended December 31, 2004, 2003 and 2002

    Combined Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

    Notes to Combined Financial Statements

  Discovery Communications, Inc.

    Report of Independent Registered Public Accounting Firm

    Consolidated Balance Sheets as of December 31, 2004 and 2003

    Consolidated Statements of Operations for the years ended December 31, 2004, 2003 and 2002

    Consolidated Statements of Cash Flows for the years ended December 31, 2004, 2003 and 2002

    Consolidated Statements of Changes in Stockholders' Deficit for the years ended December 31, 2004, 2003 and 2002

    Notes to Consolidated Financial Statements

        (b)   Exhibits. The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement among Liberty Media Corporation, the Registrant and Ascent Media Group, Inc.*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin off
3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin off
4.1	Specimen Certificate for shares of the Series A common stock, par value $.01 per share, of the Registrant*
4.2	Specimen Certificate for shares of the Series B common stock, par value $.01 per share, of the Registrant*
4.3	Form of Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent*
10.1
The Shareholders Agreement, dated as of November 30, 1991 (the "Stockholders' Agreement"), by and among Discovery Communications, Inc. ("Discovery"), Cox Discovery, Inc. ("Cox"), NewChannels TDC Investments, Inc. ("NewChannels"), TCI Cable Education, Inc. ("TCID") and John S. Hendricks ("Hendricks")*
10.2
First Amendment to the Stockholders' Agreement, dated as of December 20, 1996, by and among Discovery, Cox Communications Holdings, Inc. (the successor to Cox), Newhouse Broadcasting Corporation (the successor to NewChannels), TCID, Hendricks and for the purposes stated therein only, LMC Animal Planet, Inc. ("LMC") and Liberty Media Corporation, a Colorado corporation ("Liberty")*
10.3
Second Amendment to the Stockholders' Agreement, dated as of September 7, 2000, by and among Discovery, Cox Communications Holdings, Inc. (the successor to Cox), Advance/Newhouse Programming Partnership (the successor to NewChannels), LMC Discovery, Inc. (formerly known as TCID) and Hendricks*
10.4	Third Amendment to the Stockholders' Agreement, dated as of September, 2001, by and among Discovery, Cox, NewChannels, TCID, Hendricks and Advance Programming Holdings Corp.*
10.5
Fourth Amendment to the Stockholders' Agreement, dated as of June 23, 2003, by and among Discovery, Cox, NewChannels, TCID, Liberty Animal, Inc. (the successor in interest to LMC) for the purposes stated in the First Amendment to the Stockholders' Agreement, and Hendricks*
10.6	Form of Tax Sharing Agreement between Liberty Media Corporation and the Registrant*
10.7	Discovery Holding Company 2005 Incentive Plan*
10.8	Discovery Holding Company 2005 Non-Employee Director Plan
10.9	Form of Discovery Holding Company Transitional Stock Adjustment Plan
10.10	Form of Agreement between the Registrant and John C. Malone*
10.11	Agreement, dated June 24, 2005, between Discovery and the Registrant*
10.12	Indemnification Agreement, dated as of June 24, 2005, between Cox and the Registrant*
10.13	Indemnification Agreement, dated as of June 24, 2005, between NewChannels and the Registrant*
10.14	Form of Indemnification Agreement with Directors and Executive Officers
21.1	List of Subsidiaries*
99.1	Information Statement, dated July 11, 2005
99.2	Form of Letter from the President and Chief Executive Officer of Liberty Media Corporation to holders of Liberty Media Corporation's common stock*
99.3	Form of Letter from the Chief Executive Officer and Chairman of the Board of the Registrant to holders of the Registrant's common stock*

*
Previously filed on June 27, 2005.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 15, 2005

DISCOVERY HOLDING COMPANY
By:	/s/ CHARLES Y. TANABE
Name:	Charles Y. Tanabe
Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Form of Reorganization Agreement among Liberty Media Corporation, the Registrant and Ascent Media Group, Inc.*
3.1	Form of Restated Certificate of Incorporation of the Registrant to be in effect at the time of the spin off
3.2	Form of Bylaws of the Registrant to be in effect at the time of the spin off
4.1	Specimen Certificate for shares of the Series A common stock, par value $.01 per share, of the Registrant*
4.2	Specimen Certificate for shares of the Series B common stock, par value $.01 per share, of the Registrant*
4.3	Form of Rights Agreement between the Registrant and EquiServe Trust Company, N.A., as Rights Agent*
10.1
The Shareholders Agreement, dated as of November 30, 1991 (the "Stockholders' Agreement"), by and among Discovery Communications, Inc. ("Discovery"), Cox Discovery, Inc. ("Cox"), NewChannels TDC Investments, Inc. ("NewChannels"), TCI Cable Education, Inc. ("TCID") and John S. Hendricks ("Hendricks")*
10.2
First Amendment to the Stockholders' Agreement, dated as of December 20, 1996, by and among Discovery, Cox Communications Holdings, Inc. (the successor to Cox), Newhouse Broadcasting Corporation (the successor to NewChannels), TCID, Hendricks and for the purposes stated therein only, LMC Animal Planet, Inc. ("LMC") and Liberty Media Corporation, a Colorado corporation ("Liberty")*
10.3
Second Amendment to the Stockholders' Agreement, dated as of September 7, 2000, by and among Discovery, Cox Communications Holdings, Inc. (the successor to Cox), Advance/Newhouse Programming Partnership (the successor to NewChannels), LMC Discovery, Inc. (formerly known as TCID) and Hendricks*
10.4	Third Amendment to the Stockholders' Agreement, dated as of September, 2001, by and among Discovery, Cox, NewChannels, TCID, Hendricks and Advance Programming Holdings Corp.*
10.5
Fourth Amendment to the Stockholders' Agreement, dated as of June 23, 2003, by and among Discovery, Cox, NewChannels, TCID, Liberty Animal, Inc. (the successor in interest to LMC) for the purposes stated in the First Amendment to the Stockholders' Agreement, and Hendricks*
10.6	Form of Tax Sharing Agreement between Liberty Media Corporation and the Registrant*
10.7	Discovery Holding Company 2005 Incentive Plan*
10.8	Discovery Holding Company 2005 Non-Employee Director Plan
10.9	Form of Discovery Holding Company Transitional Stock Adjustment Plan
10.10	Form of Agreement between the Registrant and John C. Malone*
10.11	Agreement, dated June 24, 2005, between Discovery and the Registrant*
10.12	Indemnification Agreement, dated as of June 24, 2005, between Cox and the Registrant*
10.13	Indemnification Agreement, dated as of June 24, 2005, between NewChannels and the Registrant*
10.14	Form of Indemnification Agreement with Directors and Executive Officers
21.1	List of Subsidiaries*
99.1	Information Statement, dated July 11, 2005
99.2	Form of Letter from the President and Chief Executive Officer of Liberty Media Corporation to holders of Liberty Media Corporation's common stock*
99.3	Form of Letter from the Chief Executive Officer and Chairman of the Board of the Registrant to holders of the Registrant's common stock*

*
Previously filed on June 27, 2005.

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Discovery Holding Company
SIGNATURES
EXHIBIT INDEX